October 3, 2022 Securities and Exchange Commission 100 F Street, N.E. Washington, D.C. 20549-7561 Dear Sirs/Madams: We have read Item 4.01 of HomeStreet, Inc.'s Form 8-K dated October 3, 2022, and we agree with the statements made therein. Yours truly, DELOITTE & TOUCHE LLP